Exhibit 10.18.7

                TWELFTH AMENDMENT TO LOAN AND SECURITY AGREEMENT

         This TWELFTH AMENDMENT TO LOAN AND SECURITY AGREEMENT (this "Amendment") dated as of December 1, 2001 is by and between THE CREDIT STORE, INC., a Delaware corporation (the "Borrower") and COAST BUSINESS CREDIT, a division of Southern Pacific Bank, a California corporation ("Coast").

                             BACKGROUND INFORMATION
                             ----------------------

         The Borrower and Coast are parties to a Loan and Security Agreement dated as of April 30, 1998, as amended as of September 30, 1998, December 1, 1998, April 27, 1999, May 27, 1999, June 25, 1999, December 6, 1999, May 31,
2000, October 31, 2000, April 16, 2001, May 1, 2001 and September 28, 2001 (as
heretofore amended, the "Loan Agreement" and as amended by this Amendment, the "Amended Loan Agreement"). To secure the payment of the Borrower's obligations under such agreement, the Borrower has granted Coast a security interest in and lien upon substantially all of its assets, including, without limitation, the Borrower's right, title, and interest in Receivables and collections related thereto.

         The Borrower and Credit Store Financial, Inc., a Delaware corporation (the "Buyer"), have entered into an Account Purchase Agreement (the "Account Purchase Agreement") of even date herewith and have entered into a Converted Accounts/Receivables Sale Agreement of even date herewith (the "Converted Accounts Agreement") pursuant to which, from time to time, the Borrower agrees to, sell, assign, transfer, set-over, and otherwise convey to the Buyer, and the Buyer agrees to acquire or purchase from the Borrower, all of the Borrower's right, title, and interest in, to, and under the Conveyed Property, as defined in each of the Account Purchase Agreement and the Converted Accounts Agreement (such Conveyed Property referred to herein as the "CSFI Receivables").

         To finance the purchase of the CSFI Receivables under the Account Purchase Agreement, the Buyer, the Borrower, as servicer, and The Varde Fund IV-A, L.P., a Delaware limited partnership ("Varde"), have entered into a Master Loan and Servicing Agreement (the "Varde Loan Agreement") of even date herewith pursuant to which Varde may extend one or more term loans to the Buyer, which loans are to be secured by, among other things, a first priority security interest in and lien upon the CSFI Receivables and the CSSI Receivables (as defined in the Amended Loan Agreement) granted pursuant to a Security Agreement of even date herewith made by the Buyer in favor of Varde.

         As a condition precedent to disbursing the term loans under the Varde Loan Agreement, Varde requires the due execution and delivery of this Amendment by the parties hereto. Therefore, the parties hereto wish to amend the Loan Agreement to release Coast's right, title, and/or interest in, to, or under the CSFI Receivables and to provide for certain other changes in circumstances and new arrangements among themselves.

         ACCORDINGLY, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

         1.1 Loan Agreement Definitions. Terms defined in the Loan Agreement shall have the same meaning when used herein unless otherwise indicated.

                                   ARTICLE II

                                   AMENDMENTS

         2.1 Amendment to Section 1 of the Loan Agreement.
             ---------------------------------------------

         (a) Section 1 of the Loan Agreement is hereby amended by adding the following definitions to such section:

                  "CSFI Receivables" means (i) any of the Conveyed Property (as defined in the CSFI Account Purchase Agreement) whether now existing or hereafter arising, to be transferred by the Borrower to and associated with the unconverted charged off accounts receivable identified in the Borrower's records as Pool Identification Number 2001100 and (ii) any Converted Receivables (as defined in the CSFI Account Purchase Agreement) resulting from the conversion and balance transfer of any of the unconverted accounts listed in clause (i) above to a credit card account and any New Receivables (as defined in the CSFI Account Purchase Agreement) arising in connection with any such credit card account after the date of conversion and also identified in the Borrower's records as Pool Identification Number 2001100.

                  "CSFI" means Credit Store Financial, Inc., a Delaware corporation.

                  "CSFI Account Purchase Agreement" means, collectively, the Account Purchase Agreement dated as of November 1, 2001, by and between the Borrower, as seller, and CSFI, as purchaser and the Converted Accounts/Receivables Sale Agreement dated as of November 1, 2001, by and between the Borrower and CSFI as such agreements may be amended from time to time.

         (b) The definitions of "General Intangibles" and "Receivables" stated in Section 1 of the Loan Agreement are hereby amended by amending and restating such definitions in their entirety to read as follows:

                  "General Intangibles" means all general intangibles of Borrower, whether now owned or hereafter created or acquired by Borrower, including, without limitation, all choses in action, causes of action, corporate or other business records, Deposit Accounts, investment property, inventions, designs, drawings, blueprints, patents, patent applications, trademarks and the goodwill of the business symbolized thereby, names, trade names, trade secrets, goodwill, copyrights, registrations, licenses, franchises, customer lists, security and other deposits, rights in all litigation presently or hereafter pending for any cause or claim (whether in contract, tort, or otherwise), and all judgments now or hereafter arising therefrom, all claims of Borrower against Coast, rights to purchase or sell real or personal property, rights as a licensor or licensee of any kind, royalties, telephone numbers, proprietary information, purchase orders, and all insurance policies and claims (including without limitation life insurance, key man insurance, credit insurance, liability insurance, property insurance and other insurance), tax refunds and claims, computer programs, discs, tapes and tape files, claims under guaranties, security interests or other security held by or granted to Borrower, all rights to indemnification and all other intangible property or every kind and nature (other than Receivables) excluding, however, (i) the Initial Funding IV Receivables and (subject to the terms of Section 4.5 below) any Future Funding IV Receivables, (ii) the CSSI Receivables, (iii) the TCS Funding V Receivables and (iv) the CSFI Receivables."

                  "Receivables" means all of Borrower's now owned and hereafter acquired accounts (whether or not earned by performance), letters or credit, contract rights, chattel paper, instruments, securities, documents, securities accounts, security entitlements, commodity contracts, commodity accounts, investment property and all other forms of obligations at any time owing to Borrower, all guaranties and other security therefor, all merchandise returned to or repossessed by Borrower, and all rights of stoppage in transit and all other rights or remedies of an unpaid vendor, lienor or secured party; excluding, however, (i) the Initial Funding IV Receivables and (subject to the terms of Section 4.5 below) any Future Funding IV Receivables, (ii) the CSSI Receivables, (iii) the TCS Funding V Receivables and (iv) the CSFI Receivables."

         2.2 Amendment to Section 4 of the Loan Agreement.
             --------------------------------------------

         (a) Section 4.1 of the Loan Agreement is hereby amended by amending the final parenthetical clause of such section to read as follows: "(all of the foregoing, together with all other property in which Coast may now or in the future be granted a lien or security interest, excluding, however, (i) the Initial Funding IV Receivables and (subject to the terms of Section 4.5 below) any Future Funding IV Receivables, (ii) the CSSI Receivables, (iii) the TCS Funding V Receivables and (iv) the CSFI Receivables, is referred to herein, collectively, as the `Collateral')."

         (b) The Loan Agreement is hereby further amended by adding the following new section after Section 4.7 thereof:

                  4.8 RELEASE OF CSFI RECEIVABLES. Coast hereby (i) releases any and all right, title, and interest Coast may have or hereafter acquire in the CSFI Receivables and (ii) consents to any sale, assignment, transfer, or conveyance of, or granting of a security interest in, the CSFI Receivables by the Borrower to CSFI pursuant to the terms of the CSFI Account Purchase Agreement. On or before the initial date of transfer of any CSFI Receivables, Coast agrees to promptly take all further action, and to promptly execute and deliver any UCC releases, confirmatory letters, and/or any other document, reasonably required by the Borrower (at the Borrower's expense) to effect, evidence, complete, and/or confirm Coast's release of the CSFI Receivables.

         2.3 Amendment to Section 8.5(c) of the Loan Agreement. Section 8.5(c) of the Loan Agreement is hereby amended by restating such subsection in its entirety to read as follows:

                  "(c) make any investment, equity contribution, loan or other transfer to any subsidiary or any other affiliate except for dividends or distributions permitted under Section 8.5(k) hereof and except for
         (i) loans or capital contributions to Credit Store Capital Corp. specifically related to the acquisition of portfolios, (ii) loans or capital contributions to TCS Funding IV in connection with the Funding IV Receivables Purchase Agreement, (iii) loans or capital contributions to CSSI in connection with the CSSI Account Purchase Agreement, (iv) loans or capital contributions to TCS Funding V in connection with the Funding V Receivables Purchase Agreement and (v) loans or capital contributions to CSFI in connection with the CSFI Account Purchase Agreement; provided, however, Borrower may enter into joint ventures, reasonably acceptable to Coast, and may contribute services to joint ventures (or enter into service agreements with joint ventures), so long as Borrower does not make an investment equity contribution or commingle the collections of Receivables;"

                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

         3.1 Representations and Warranties. Each of the parties hereto represents and warrants to the other party that (a) it is duly organized and existing in good standing under the laws of its jurisdiction of organization and has full power and authority to make and deliver this Amendment, (b) the execution, delivery, and performance of this Amendment have been duly authorized by all necessary action and do not and will not violate the provisions of, or constitute a default under, any presently applicable law or its organizational documents or any agreement presently binding on it, (c) this Amendment has been duly executed and delivered by its duly authorized attorney-in-fact, officer, or member, as the case may be, and constitutes the lawful, binding, and legally enforceable agreement and obligation of such party, and (d) the authorization, execution, delivery, and performance of


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


this Amendment do not require notification to, registration with, or consent or approval by, any federal, state, province, or local regulatory body or administrative agency.

                                   ARTICLE IV

                                  MISCELLANEOUS

         4.1 Ratification. The Amended Loan Agreement is hereby ratified, approved, and confirmed in every respect, and shall remain in full force and effect.

         4.2 Further Assurances. The parties hereto agree to do and perform, from time to time, any and all acts and to execute any and all further instruments required or reasonably requested by the other party to this Amendment to more fully effect the purposes of this Amendment and the amendments and modifications contained herein, including, without limitation, the execution of any financing statements or continuation statements or releases or amendments to financing statements or equivalent documents relating to the CSFI Receivables for filing under the provisions of the Uniform Commercial Code as enacted in any applicable jurisdiction or other laws of any applicable jurisdiction.

         4.3 Execution in Counterparts and by Facsimile. This Amendment may be executed in any number of counterparts (including facsimile counterparts) and by the different parties on separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same instrument.

         4.4 Costs and Expenses. The Borrower agrees to pay all costs and expenses in connection with the negotiation, preparation, execution, delivery, and administration of this Fifth Amendment and any and all other documents furnished in connection with the execution and delivery of this Amendment, including reasonable attorneys' fees and expenses.

         4.5 Governing Law. This Amendment shall be governed by, and construed in accordance with, the internal laws (without regard to the conflict of laws provisions) of the State of California.


                            (Signature Page Follows)

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

THE CREDIT STORE, INC.


By:  /s/ Michael J. Philippe
     -----------------------------
         Michael J. Philippe
         Executive Vice President

By:  /s/ Wayne L. Fanebsut
     -----------------------------
         Wayne L. Fanebsut
         Assistant Secretary

COAST BUSINESS CREDIT,
a division of Southern Pacific Bank

By:  /s/ Maged Ghebrial
     -----------------------------
         Maged Ghebrial
         Senior Vice President

    (Signature Page 1 of 1 to the Eleventh Amendment to Coast Loan Agreement)

                            REAFFIRMATION OF GUARANTY

         The undersigned has executed a Continuing Guaranty in favor of COAST BUSINESS CREDIT, a division of Southern Pacific Bank, a California corporation ("Coast") respecting the obligations of THE CREDIT STORE, INC., a Delaware corporation ("Borrower") owing to Coast. The undersigned acknowledges the terms of the above Amendment and reaffirms and agrees that (a) its Continuing Guaranty remains in full force and effect, (b) nothing in such Guaranty obligates Coast to notify the undersigned of any changes in the financial accommodations made available to Borrower or to seek reaffirmation of the Continuing Guaranty, and
(c) no requirement to so notify the undersigned or to seek reaffirmation in the future shall be implied by the execution of the reaffirmation.



                                        AMERICAN CREDIT ALLIANCE, INC.,
                                        A Nevada corporation



                                        By:
                                           ------------------------------------
                                                 Michael J. Philippe
                                                 Executive Vice President and
                                                    Chief Financial Officer